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                                                                  EXHIBIT 16(a)

                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Board of Directors
Computerized Thermal Imaging, Inc.

We have read the section entitled "Change of Accountants" contained in Amendment No. 3 to Form SB-2/A of Computerized Thermal Imaging, Inc. (the "Company"), and are in agreement with the statements contained in said section as they related to our firm. We have no basis to disagree with the other statements of the Company contained in said section.

                              KING, GRIFFIN & ADAMSON P.C.


                              By:       /s/ King Griffin & Adamson P.C.
                                   -------------------------------------
                                     Barry Adamson, CPA
                                     Audit Director


Dallas, Texas
July 31, 1998